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                                                                    EXHIBIT 23.4

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" and to the use of our reports dated November 10, 1998 and March 12, 1999, in the Registration Statement (Form S-1) and related prospectus of Cybernet Internet Services International, Inc. for the registration of $50,002,183 13% Convertible Senior Subordinated Discount Notes due 2009, EURO 25,000,000 13% Convertible Senior Subordinated Pay-in-Kind Notes, and the common stock into which they are convertible.



/s/ Ernst & Young AG
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Ernst & Young
Deutsche Allgemeine Treuhand AG
Munich, Germany
November 17, 1999